                                                                    EXHIBIT 10.6

                               October 22, 1997

Mr. Greg Jones

Dear Greg:
     As Chairman of the Board of Directors of UBID, Inc., a Delaware Corporation ("UBID"), it is my pleasure to confirm our offer to you of the position of President and CEO of UBID under the terms and conditions outlined below and to be set forth more fully in an Employment Agreement to be delivered before the start of employment. As we discussed, you will report directly to me at first (subsequently this reporting may change) and your responsibilities will generally be the oversight and managing of all aspects of UBID, a start-up internet auction business. You may be assigned other duties as needed. As we discussed your position will, at least initially, involve and require a substantial amount of travel and time away from your residence especially travel between Chicago and Los Angeles.

     You will start your new position as soon as practicable, but in no event Later than 31 days from the date of the signing of this letter. Your employment may be terminated by the Company without cause and without notice in the sole discretion of the Board. In addition, it is expressly understood that the Board may, in its sole discretion, decide to replace the officers of UBID, or any of them, with Creative employees and that your employment could terminate in the event that occurs. If your employment is terminated during the first three years, or the company UBID is moved from Chicago at your option, however, UBID will pay you six months worth of base compensation as a sole compensation for such termination. UBID will also continue to provide health benefits for a period of six months from the date of termination.

Mr. Greg Jones
October 22, 1997
Page 2



     As compensation for your services and in consideration for your agreement not to compete as set forth in the Employment Agreement, you will earn a base yearly salary of $175,000, payable in accordance with UBID's standard payroll practices. Your yearly salary may be increased or decreased, by mutual agreement, or by under the authority of the Board in accordance with the salary review policy and budgeting procedures of UBID. If UBID achieves an acceptable level of profitability, you will also be eligible to participate in the company's bonus program up to a maximum annual amount of $50,000 but to be determined in the sole discretion of the Board. Your yearly salary at UBID is guaranteed by Creative Computers for as long as Creative is a majority shareholder of UBID.

     In addition to the compensation set forth above, you will be granted options to purchase up to five (5) shares (representing 5% of the presently issued shares of UBID) for the total exercise price of $100,000. These options will be fully dilutable (except in the event of a stock split or reverse stock split as more fully set forth in an Option Agreement to be provided at a later date). These options will accrue in equal yearly installments over a period of 5 years, provided however, that in the event of an IPO before completion of the first annual period of your employment you will be vested with options for 1% of the presently issued shares of UBID. Accrual of all options will be subject to the condition that you are still employed by UBID. Under no circumstances are these shares transferable or convertible into Creative shares. The accrued options shall only vest and be exercisable solely in the event of (i) an IPO (and Company shall file a Form S-8 covering the options), or (ii) a sale of all of the assets or stock of UBID. The options have no value in case none of the above happens, and expire 90 days after you are no longer with the Company. In that regard the options will have no value in the event a decision is made by UBID's Board of Directors and/or the President of Creative Computers, in their sole discretion, to fold UBID into Creative's ongoing operations, or to replace UBID's management with Creative employees, or an IPO or sale of all the assets or stock of UBID is deemed not in the best interest of the Company.

     As an executive of UBID, you will become eligible for employee benefits on the first of the month following the start of your employment, and once you satisfy the terms and conditions of the various benefits programs. Currently, we offer a health maintenance organization plan, a point-of-service health plan, dental insurance and life insurance fully company-paid for executives at the level of this position. Information

Mr. Greg Jones
October 22, 1997
Page 3


concerning our various benefit plan options may be obtained from our Human Resources Department.

     This offer is subject to your successfully passing a pre-employment background check and drug screen. By signing this letter, and agreeing to its terms, you agree to the drug screen and indicate your consent for us to run the background check and have the results of both released to the company.

     By signing this letter, you also agree not to in any way jeopardize or expose UBID or Creative to liability by using for UBID's or Creative's benefit trade secrets of any former employer or client. You further agree and represent that you have not entered into any agreements with any former employer or client that would affect your ability to give your full efforts to Creative, would expose UBID or Creative to any liability, or would negatively impact UBID's or Creative's ability to run its business and compete effectively for personnel or for business on a going-forward basis. You agree to sign a confidentiality agreement upon commencement of your employment.

     I am very pleased to have you join the UBID team, and I believe that you will make a very significant contribution to our success. Please sign a copy of this letter and return it to me at your earliest convenience. Also, if you have any questions regarding these terms or any other matter, please do not hesitate to call me.

                                                   Sincerely,


                                                   /s/ F. Khulusi
                                                   ---------------------
                                                   Frank Khulusi
                                                   Chairman of the Board


Accepted and agreed:


/s/ Greg Jones                     10/23/97
---------------------------      ---------------
Greg Jones                       Date

                             EMPLOYMENT AGREEMENT

     AGREEMENT made this 22nd day of October 1997, by and between UBID, INC., a Delaware corporation (the "Company"), and GREG JONES (the "Executive").

                                  WITNESSETH:

     WHEREAS, Company and Executive have entered into discussions regarding Executive's employment with Company; and

     WHEREAS, Executive has been advised, and hereby acknowledges, that the Company is a start-up business with very high risk and that Executive has agreed to assume such risk relying solely on his own assumptions and evaluation of the risk and likelihood of success and not on any conversations or discussions with the Company, its Chairman, and/or any other officers, directors, or employees of the Company or Creative Computers; and

     WHEREAS, Executive acknowledges and understands that Company may be relocated at any time at the sole discretion of the Board of Directors or the President of Creative Computers; and

     WHEREAS, Company desires to obtain the benefits of the Executive's services and attention to the affairs of the Company; and

     WHEREAS, the Executive desires to be employed by the Company upon the following terms and conditions;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Employment
         ----------

     The Company agrees to employ the Executive, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

     2.  Term
         ----

     Subject to Section 7 below and the other terms and conditions of this Agreement, the Executive's employment by the Company shall be for a term commencing not later than November 23, 1997. The Executive's employment by the Company shall continue thereafter unless and until terminated by the Company in accordance with paragraph 7 herein or unless and until Executive gives UBID thirty (30) days advance written notice ("Notice of Termination") of resignation (the period during which the Executive's employment shall continue is referred to as the "Term"). The Company shall have the right at any time to relieve the Executive of his offices, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during such notice period the Executive shall remain a full-time employee of the Company and shall continue to receive his salary compensation and other benefits as provided in this Agreement. The effective date of the termination of the Executive's employment with the Company, regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination".
                                       2

     3.  Duties and Responsibilities
         ---------------------------

         (a) During the Term, the Executive shall have the positions of President and Chief Executive Officer. The Executive shall report to the Board of Directors of the Company (the "Board") and the President of Creative Computers and/or his designee, at such times and in such detail as he or they, as the case may be, shall reasonably require. In addition, during the Term, the Executive may, in the discretion of the Chairman, serve as a Director of the Company without additional compensation.

         (b) The Executive shall have all of the powers, duties and responsibilities customary to his offices as are reasonably necessary to the operations of the Company and as may be assigned to him from time to time by or under authority of the Board and/or the President of Creative Computers, consistent with his position as designated in paragraph 3(a) above.

         (c) The Executive shall use his best efforts to ensure that the Company complies on a timely basis with all budgetary and reporting requirements reasonably requested by the Board. In no event will the Executive without the approval of the Board incur obligations on behalf of the Company other than in the ordinary course of business or enter into any transaction on behalf of the Company not in the ordinary course of business.

         (d) The Executive's employment by the Company shall be full-time and exclusive, and during the Term, the Executive agrees that he will (i) devote substantially all of his business time and attention, his best efforts, and all his skill and ability to promote the interests of the Company and its subsidiaries; (ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company in a competent and professional manner; and (iv) generally promote the interests of the Company. Notwithstanding the foregoing, the Executive shall be permitted to engage in other business or charitable activities (as an active participant or a passive investor), provided that such activities are not rendered for a company which transacts business with the Company or engages in business competitive with that conducted by the Company (or, if such company does transact business with the Company or does engage in a competitive business, it is a publicly held corporation and the Executive's participation is limited to owning less than 1/4 of 1% of its outstanding shares) and further provided that such activities (individually or collectively) do not materially interfere with the performance or his duties or responsibilities under this Agreement.

     4.  Compensation
         ------------

     As compensation for his services hereunder and in consideration of his agreement not to compete as set forth in paragraph 9 below, during the Term, the Company shall pay the Executive, in accordance with its normal payroll practices, direct salary compensation at an annual rate of $175,000. The Executive's annual rate of salary compensation may be increased (or decreased) by mutual agreement or by or under the authority of the Board in accordance with the salary review policy and budgeting procedures of the Company.

     5.  Expenses, Fringe Benefits
         -------------------------

         (a) In addition to the compensation provided for under paragraph 4, the Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

         (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare benefit plans and programs provided by the Company (including without limitation, medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to the employees of the Company.

         (c) During the Term, the Executive shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) applicable generally to the employees of the Company, subject, however, to generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect and available generally to the senior executives of the Company.

         (d) The Executive shall be entitled to three (3) weeks paid vacation during each calendar year of the Term, to be taken at such time(s) as shall not, in the reasonable judgment of the Board, materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its senior executives generally, upon such terms as may be provided of general application to senior executives of the Company.

         (e) Notwithstanding anything to the contrary contained above, the Company shall be entitled to terminate or reduce any employee benefit or perquisite enjoyed by the Executive pursuant to the provisions of paragraph 5(b), (c) or (d) above if such reduction is part of an across-the-board reduction applicable to all executive officers of the Company.

     6.  Stock Options
         -------------

     In addition to the compensation set forth above, the Executive will be granted options to purchase up to five (5) shares (representing 5% of the presently issued shares of UBID) for the total exercise price of $100,000.
These options will be fully dilutable (except in the event of a stock split or reverse stock split as more fully set forth in an Option Agreement to be provided at a later date). These options will accrue in equal yearly installments over a period of 5 years, provided however, that in the event of an IPO before completion of the first annual period of your employment you will be vested with options for 1% of the presently issued shares of the Company. Accrual of these options will be subject to the condition that you are still employed by the Company. Under no circumstances are these shares transferable or convertible into Creative shares. The accrued options shall only vest and be exercisable solely in the event of
(i) an IPO, or (ii) a sale of all of the assets or stock of the Company. The options have no value in case none of the above happens, and expire 90 days after the Executive is no longer with the Company. In that regard, the options will have no value in the event a decision is made by the Company's Board of Directors and/or the President of Creative Computers, in their sole discretion, to fold the Company into Creative's ongoing operations, or to replace the Company's management with Creative employees, or an IPO or sale of all the assets or stock of the Company is deemed not in the best interest of the Company.

     7.  Termination
         -----------

     The Company, by direction of the Board, shall be entitled to terminate the Executive's employment and to discharge the Executive without cause and without notice at any time.

     8.  Disability; Death
         -----------------

     In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein refereed to as "disability") and the Executive shall fail to perform such duties for periods aggregating 180 days, whether or not continuous, in any continuous period of 270 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least 30 days' prior written notice to him. In the event of the Executive's death, the Date of Termination shall be the date of such death.

     9.  Non-Competition and Protection of Confidential Information
         ----------------------------------------------------------

         (a) The Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with the clients and employees of the Company. The Executive acknowledges that the rendering of services to the clients of the Company necessarily requires the disclosure to the Executive of confidential information and trade secrets of the Company (such as without limitation, proprietary software programs, marketing plans, media plans, budgets, corporate policies, client preferences and policies, and identity of appropriate personnel of clients with sufficient authority to influence a shift in suppliers). The parties hereto agree that in the course of the Executive's employment with the Company, the Executive has and will continue to develop a personal relationship with the Company's clients and a knowledge of those clients' affairs and requirements, and that the relationship of the Company with its established clientele will therefore be placed in the Executive's hands in confidence and trust. The Executive consequently agrees that it is reasonable and necessary for the protection of the trade secrets, goodwill and business of the

Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that while he is in the employ of the Company and for a one year period after the Date of Termination, he shall not accept on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company:

              (i) attempt in any manner to solicit from any client business of the type performed by the Company or to persuade any client to cease to do business or to reduce the amount of business which any such client has customarily done or is reasonably expected to do with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through his efforts; or

              (ii) employ as an employee or retain as an exclusive consultant any person who is then or at any time during the preceding twelve months was an employee of or exclusive consultant to the Company, or persuade or attempt to persuade any employee of or exclusive consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by anyone other than the Company; or

              (iii) render to or for any client any services of the type rendered by the Company.

As used in this paragraph 9, the noun "Company" shall include subsidiaries of the Company and the term "client" shall mean (1) anyone who is a client of the Company on the Date of

Termination or, if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct (the "Determination Date"); (2) anyone who was a client of the Company at any time during the two year period immediately preceding the Determination Date; and (3) any prospective clients to whom the Company had made a new business presentation at any time during the one year period immediately preceding the Determination Date.

         (b) The Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information or trade secret of the Company, or any client of the Company, or utilize such confidential information or trade secret for his own benefit, or for the benefit of third parties. The Executive further agrees that all memoranda, notes, records or other documents compiled by him or made available to him during the Term pertaining to the business of the Company or its respective clients shall be the property of the Company and shall be delivered to the Company on the termination of his employment or at any other time, upon request. The term "confidential information or trade secret" does not include information which (i) becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company. In the event that the Executive becomes legally required to disclose any confidential information or trade secret, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this paragraph 9(b). In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this paragraph 9(b), the Executive will furnish only that portion of the confidential information or trade secret which is legally required and will exercise his best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information or trade secret.

         (c) If the Executive commits a breach, or is about to commit a breach, of any of the provisions of paragraphs 9(a) or (b) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

         (d) The parties acknowledge that the type and periods of restriction imposed in the provisions of paragraphs 9(a) and (b) above are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company and that the time, scope, geographic area and other provisions of this paragraph

9 have been specifically negotiated by sophisticated commercial parties it being understood that the clients of the Company may be serviced from any location and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area but generally by the location of such clients and potential clients. The Executive specifically acknowledges that his being restricted from servicing clients and prospective clients as contemplated by this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the Company. If any of the covenants in paragraphs 9(a) or (b) above, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 9(a) or (b), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in paragraphs 9(a) and (b) above upon the courts of any state or other jurisdiction within the geographical scope of such covenants in which a breach or alleged breach of a covenant contained in paragraph 9(a) or (b) has been alleged to have occurred. In the event that the courts of any one or more of such states or other jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

     10. Intellectual Property
         ---------------------

     During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional campaigns, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees, that at the Company's request, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

     11. Enforceability
         --------------

     The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

     12. Assignment
         ----------

     This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company; provided, however, the Company may not assign or transfer its rights under this Agreement except in connection with a merger or consolidation (whether or not the Company is the continuing entity), or the sale or liquidation of all or substantially all the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company as contained in this Agreement, either contractually or as a matter of law.

     13. Modification
         ------------

     This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement and approved by the President of Creative Computers.

     14. Severability; Survival
         ----------------------

     In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     15. Life Insurance
         --------------

     The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company, as the case may be, and with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and
(c) take any reasonably required medical examinations.

     16. Notices
         -------

     Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission or prepaid overnight courier service, and in each case, addressed as follows:

     If to the Executive:
     -------------------

     Mr. Greg Jones

     with a copy to:

     If to the Company:
     -----------------

     Frank Khulusi, President & CEO
     UBID, Inc.
     2555 West 190th Street
     Torrance, California 90504

     and
     ---

     with a copy to:

     J. Kevin Snyder, Esq.
     Robins, Kaplan, Miller & Ciresi LLP
     2049 Century Park East, Suite 3700
     Los Angeles, California 90067

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

     17. Applicable Law
         --------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of conflict of law provisions applicable herein.

     18. No Conflict
         -----------

     The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

     19. Entire Agreement
         ----------------

     This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby. Provided however that the terms contained in the letter dated October 22, 1997 are incorporated herein.

     20. Headings
         --------

     The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

     21. Miscellaneous
         -------------

         (a) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (b) Following the date hereof and regardless of any dispute that may arise in the future, the Executive will not, and will use his best efforts to cause his business associates to not, disparage, criticize or make statements to the detriment of the Company, Creative Computes, or any of their affiliates; and the Company will not, and will use their best efforts to cause their affiliated companies to not, disparage, criticize or make statements to the detriment of the Executive.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Dated:  October 22, 1997                 /s/ FRANK KHULUSI
                                         ---------------------------------------
                                         UBID, Inc.
                                         Frank Khulusi
                                         Chairman of the Board

                                         /s/ GREG JONES
Dated:  October 22, 1997                 ---------------------------------------
                                         Greg Jones